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                                 July 17, 1995



Mr. Rocco A. Ortenzio
CONTINENTAL MEDICAL SYSTEMS
600 Wilson Lane
Mechanicsburg, PA  17055

Dear Rocco:

     As a consequence of the merger (the "Merger") of Continental Medical Systems, Inc. ("CMS") and CMS Merger Corporation, CMS has become a subsidiary of Horizon/CMS Healthcare Corporation ("Horizon/CMS") and a "Change of Control", as defined in the Employment Agreement, dated May 26, 1992, between CMS and you, as amended November 3, 1994 (the "Employment Agreement") has occurred.

     1. Please be advised that, effective at the time of the completion of the Merger, your employment with CMS ended and you are no longer an officer or director of CMS or any of its subsidiaries or facilities. This termination is not for "cause" within the meaning of the Employment Agreement.

     2. Pursuant to the Employment Agreement, you are entitled to receive from CMS $3,700,000 as a termination payment following a change of control of CMS, receipt of which you hereby acknowledge.

     3. In satisfaction of your right pursuant to the Employment Agreement to receive an annual bonus equal to a percentage of certain pretax profits of CMS, CMS hereby pays you $5,100,000, receipt of which you hereby acknowledge.

     4. Pursuant to the Consulting Agreement of even date herewith, Horizon/CMS is obligated to pay you $6,500,000, receipt of which you hereby acknowledge and agrees to convert the existing keyman term life insurance policy into a whole life policy pursuant to a "split dollar" arrangement reasonably satisfactory to you as consideration for your covenant not to compete contained in Section 7 of such Consulting Agreement. Any and all value assigned to the conversion of the keyman life



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insurance policy into a whole life policy shall be specifically assigned as consideration for your covenant not to compete.

     5. Pursuant to Section 2.02(f) of the Employment Agreement, all of your outstanding stock options with respect to CMS's common stock became fully exercisable as of the date of the Merger and any convertible debentures of CMS held by you subject to vesting are fully vested as of such date (which by virtue of the Merger have become, respectively, options to purchase and convertible into, shares of Horizon/CMS Common Stock).

     6. CMS shall make available to you the group health plan coverage as required pursuant to Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, (commonly known as "COBRA benefits").

     7. Except as provided in this letter agreement or in the documents and instruments relating to the Merger, CMS and you both agree that neither CMS nor you has any claim against the other, and any claim or potential claim, obligation or liability that one party does or may have against the other is hereby irrevocably released, including, without limitation, any claim arising under the Employment Agreement or which you may have arising under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964 or the Employee Retirement Income Security Act of 1974, all as amended, and any other state or federal statute, regulation or law relating to your employment or termination of employment (including any such arising pursuant to the Employment Agreement); provided, that the obligation of CMS contained in Section 3.02 of the Employment Agreement to register certain shares of CMS Common Stock pursuant to the Securities Act of 1933 shall survive and has been assumed by Horizon/CMS as an obligation to register the shares of Horizon/CMS Common Stock into which such shares of CMS common stock have been converted by reason of the Merger.

     8. It is our understanding that no payments by CMS or Horizon/CMS to you under this letter agreement or otherwise will constitute an "excess parachute payment" for purposes of section 280G and section 4999 of the Internal Revenue Code. However, in the event that it is ultimately determined by the Internal Revenue Service or a court, or through a settlement with the Internal Revenue Service, that any such payments constitute an excess parachute payment, CMS shall pay you such additional amount that, when reduced by all federal, state and local income taxes, and any excise tax under Internal Revenue Code section 4999, incurred by you by reason of the receipt of such additional amount, equals the amount payable by you under such final determination or settlement with respect to excise tax under


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section 4999 and any interest and penalties incurred with respect thereto.
Any payment of such additional amount shall be made within fifteen (15) days after any such final determination or settlement.

     You acknowledge that you have carefully read this Agreement, have had the opportunity to review it with your attorney, that you fully understand the provisions and their final and binding effect, and that you are voluntarily entering into this Agreement.

     Please sign and return a copy of this letter, upon which both Horizon/CMS and you shall be legally bound hereby.


                                       Very truly yours,

                                       HORIZON/CMS HEALTHCARE CORPORATION



                                       By: Neal Elliott
                                           -----------------------------------
                                       Title: Chairman, President and CEO



AGREED AND ACCEPTED:

/s/  Rocco A. Ortenzio
- -----------------------
     Rocco A. Ortenzio